UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

Carolina Trust BancShares, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-55683	81-2019652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 East Main Street, Lincolnton, North Carolina	28092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 735-1104

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Carolina Trust BancShares, Inc.

Item 2.02 – Results of Operations and Financial Condition

On April 26, 2017, Carolina Trust BancShares, Inc. (the “Registrant”) issued a news release to announce its financial results for the three months ended March 31, 2017. The news release is attached hereto as Exhibit 99.1.

The news release includes disclosure of tangible common equity and tangible book value per share which are non-GAAP measures. Management believes that is useful to present this data that excludes intangible assets and preferred stock because it provides information that is helpful to investors.

The Registrant cautions that non-GAAP financial measures should be considered in addition to, but not as a substitute for, the reported GAAP results. A reconciliation between the non-GAAP financial measures presented and the most directly comparable financial measures calculated in accordance with GAAP is included in the news release and financial summary attached hereto as Exhibit 99.1.

This information contained in Item 2.02 of this Current Report shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 – Other Events

On April 26, 2017, the Registrant issued a news release to announce its financial results for the three month period ended March 31, 2017. The news release is attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on March 31, 2017

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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Carolina Trust BancShares, Inc.

April 28, 2017	By:	/s/ Edwin E. Laws
Edwin E. Laws
Executive Vice President and Chief Financial Officer

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